EXHIBIT 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of ML Life Insurance Company of New York (the “Company”) on Form 10-Q for the period ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John T. Mallett, Treasurer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John T. Mallett
John T. Mallett
Treasurer and Chief Financial Officer

Dated: August 14, 2008
A signed original of this written statement required by Section 906 has been provided to ML Life Insurance Company of New York and will be retained by ML Life Insurance Company of New York and furnished to the Securities and Exchange Commission or its staff upon request.